Exhibit 1.1

[—] Shares

Square 1 Financial, Inc.

Common Stock

$0.01 par value per share

Underwriting Agreement

[—], 2014

Sandler O’Neill & Partners, L.P.

1251 Avenue of the Americas, 6th Floor

New York, New York 10020

as representative of the Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Square 1 Financial, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom Sandler O’Neill & Partners, L.P. is acting as Representative (the “Representative”), and certain shareholders of the Company named in Schedule II hereto (the “Selling Shareholders”) severally propose to sell to the Underwriters an aggregate of [—] shares (the “Firm Shares”) of common stock, $0.01 par value per share, of the Company (the “Common Stock”) of which [—] shares are to be issued and sold by the Company and [—] shares are to be sold by the Selling Shareholders in the respective amounts set forth opposite their respective names in Schedule II hereto. The Company and the Selling Shareholders also propose to sell to the Underwriters all or any part of [—] additional shares of Common Stock (the “Optional Shares”) in the respective amounts set forth opposite their respective names in Schedule II hereto pursuant to the option described in Section 2 hereof (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Shares”). A primary purpose of the proposed offering is to support the long-term growth of the Company and Square 1 Bank (the “Bank”), a North Carolina-chartered commercial bank, as set forth in the Registration Statement (as defined below).

The Underwriters have agreed to reserve 125,000 of the Firm Shares to be purchased under this Agreement for sale at the public offering price to the Company’s directors, officers and certain other persons (collectively, “Directed Share Purchasers”) pursuant to a directed share program (the “Directed Share Program”). The Firm Shares to be sold under the Company’s Directed Share Program by the Underwriters are referred to hereinafter as the “Directed Shares.” Any Directed Shares not purchased through the Directed Share Program will be offered to the public by the Underwriters.

Each Selling Shareholder has executed and delivered a Power of Attorney and the person designated in the Power of Attorney has executed and delivered the Custody Agreement in the forms attached hereto as Exhibit C (collectively, the “Custody Agreement and Power of Attorney”) pursuant to which each Selling Shareholder has placed his or her Firm Shares and Optional Shares in custody pursuant to the Custody Agreement and appointed the person designated in the Power of Attorney with authority to execute and deliver this Agreement and the Custody Agreement on behalf of such Selling Shareholder and to take certain other actions with respect thereto and hereto.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-193197), including the related preliminary prospectus or prospectuses, covering the registration of the Shares under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” The term “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Representative for use in connection with the offering of the Shares is herein called the “Prospectus.”

For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

1. (a) The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof, as of the Closing Time referred to in Section 4(a) hereof, and as of each Date of Delivery (if any) referred to in Section 2 hereof, and agrees with each Underwriter, as follows:

(i) Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Optional Shares are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The General Disclosure Package (as hereinafter defined) as of the Applicable Time did not, and as of the Closing Time and each additional Date of Delivery, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Optional Shares are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of information described in Section 8(b) hereof.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means             :            [a.m./p.m.] (Eastern Time) on [—], 2014.

“General Disclosure Package” means (i) the preliminary prospectus dated [—], 2014 (as defined in Section 4 hereof), (ii) the pricing information set forth on Schedule III hereto, (iii) the Issuer-Represented Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iv) any Written Testing-the-Waters Communication (as hereinafter defined) identified in Schedule III.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

Each (A) Issuer-Represented Free Writing Prospectus and Testing-the-Waters Communication, when considered together with the General Disclosure Package as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the issuer notified or notifies the Representative, did not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that, in each case, has not been superseded or modified; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 8(b) hereof.

(ii) Any preliminary prospectus, the Prospectus and each Issuer-Represented Free Writing Prospectus when filed, if filed by electronic transmission, pursuant to EDGAR (except as may be permitted by Regulation S-T under the 1933 Act), was identical to the copy thereof delivered to the Representative for use in connection with the offer and sale of the Shares.

(iii) From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(iv) The financial statements, including the related schedules and notes, filed with the Commission as a part of the Registration Statement and included in any preliminary prospectus and the Prospectus (the “Financial Statements”) present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such Financial Statements, unless otherwise noted therein have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. No other financial statements or supporting schedules are required to be included in the Registration Statement, any preliminary prospectus and the Prospectus. The statement of income data, balance sheet data and earnings per share data for the three fiscal years ended December 31, 2012 as set forth in the Prospectus under the caption “Selected Historical Consolidated Financial Information” fairly present the information therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, any preliminary prospectus and the Prospectus. To the extent applicable, all disclosures contained in the Prospectus regarding “non-GAAP financial measures” as such term is defined by the rules and regulations of the Commission comply in all material respects with Regulation G of the Securities Exchange Act of 1934 (“1934 Act”), the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”) and Item 10 of Regulation S-K.

(v) Grant Thornton LLP, the independent registered public accounting firm that audited the financial statements of the Company and its subsidiaries, that are included in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations.

(vi) The statistical and market related data contained in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company believes are reliable and accurate.

(vii) This Agreement has been duly authorized, executed and delivered by the Company and, when duly executed by the Representative, will constitute the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws.

(viii) Since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, (A) the Company and its subsidiaries, considered as one enterprise, have not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus and there has not been any material change in the capital stock or long-term debt of the Company and its subsidiaries or any material adverse change, or any development known to the Company that is reasonably expected to cause a prospective material adverse change, in or affecting the general affairs, management, earnings, business, properties, assets, consolidated financial position, business prospects, consolidated shareholders’ equity or consolidated results of operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries which are material with respect to the Company and its subsidiaries considered as one enterprise, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(ix) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all mortgages, pledges, security interests, claims, restrictions, liens, encumbrances and defects except such as are described generally in the Registration Statement, the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, and neither the Company nor any subsidiary has received any written or oral notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(x) The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (“BHCA”), and has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing under the laws of each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(xi) Each direct or indirect subsidiary of the Company has been duly incorporated or organized and is validly existing as a corporation, limited liability company, trust company, statutory business trust, limited partnership or bank in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The activities of the Company’s subsidiaries are permitted of subsidiaries of a bank holding company under applicable law and the rules and regulations of the Board of Governors of the Federal Reserve System (the “FRB”) set forth in Title 12 of the Code of Federal Regulations. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock, limited liability company units or limited partnership units of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock, limited liability company units or limited partnership units of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. There are no outstanding rights, warrants or options to acquire or instruments convertible into or exchangeable for any capital stock or equity securities of any of the Company’s subsidiaries. None of the outstanding shares of capital stock, limited liability company units or limited partnership units of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distributions on such subsidiary’s capital stock or common securities or equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company. The only subsidiaries of the Company are the subsidiaries listed on Schedule [IV] hereto.

(xii) The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Capitalization,” and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of capital stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The description of the Company’s stock option, stock bonus, restricted stock unit and other stock plans or compensation arrangements and the options, restricted stock units or other rights granted thereunder, set forth in the Registration Statement, the General Disclosure Package and the Prospectus, accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

(xiii) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and non-assessable and will conform to the description of the capital stock contained in the Registration Statement, the General Disclosure Package and the Prospectus, no holder of the Shares will be subject to personal liability for the debts of the Company by reason of being such a holder and the issuance of the shares is not subject to the preemptive or other similar rights of any securityholder of the Company.

(xiv) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act or otherwise register any securities of the Company owned or to be owned by such person.

(xv) The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in a Repayment Event (as defined below) under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the certificate of incorporation, articles of incorporation or other organizational documents (as applicable) or bylaws of the Company or any of its subsidiaries, or (C) result in any violation of any statute or any order, rule or regulation of any federal, state, local or foreign court, arbitrator, regulatory authority or governmental agency or body (each a

“Governmental Entity”) having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for in the case of clauses (i) and (iii) those conflicts, breaches, violations, defaults or Repayment Events that would not result in a Material Adverse Effect; no consent, approval, authorization, order, registration or qualification of or with any such court or Governmental Entity is required for the issue and sale of the Shares, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the 1933 Act of the Shares and except as may be required under the rules and regulations of the Nasdaq Stock Market (“Nasdaq”) or the Financial Industry Regulatory Authority (“FINRA”) and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters. As used herein, a “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary prior to its scheduled maturity.

(xvi) Neither the Company nor any of its subsidiaries is (A) in violation of its certificate of incorporation, articles of incorporation, bylaws or other similar organizational documents (in the case of a limited liability company or limited partnership) or (B) in breach, violation or default (with or without notice or lapse of time or both) in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or to which any of the property or assets of the Company or any subsidiary is subject except for such breach, violation or default that would not result in a Material Adverse Effect.

(xvii) The statements set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the capital stock of the Company captions “Supervision and Regulation” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

(xviii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries are conducting their respective businesses in compliance in all material respects with all federal, state, local and foreign statutes, laws, rules, regulations, decisions, directives and orders applicable to them, (including, without limitation, all regulations and orders of, or agreements with, the FRB), the North Carolina Office of the Commissioner of Banks (the “North Carolina Commissioner”), and the Federal Deposit Insurance Corporation (the “FDIC”), the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act and Title III of the USA Patriot Act), and neither the Company nor any of its subsidiaries has received any written or oral communication from any Governmental Entity asserting that the Company or any of its subsidiaries is not in material compliance with any statute, law, rule, regulation, decision, directive or order.

(xix) There are no legal or governmental actions or suits, investigations, inquiries or proceedings before or by any court or Government Entity, now pending or threatened or contemplated, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject (A) that is required to be disclosed in the Registration Statement by the 1933 Act or the 1933 Act Regulations and not disclosed therein or (B) which, if determined adversely to the Company or any of its subsidiaries, would be reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to their respective businesses, are not reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect and there are no contracts or documents of the Company or any of its subsidiaries which would be required to be described in the Registration Statement or to be filed as exhibits thereto by the 1933 Act or the 1933 Act Regulations which have not been so described and filed.

(xx) Each of the Company and its subsidiaries possesses all permits, licenses, approvals, consents and other authorizations of (collectively, “Governmental Licenses”), and has made all filings, applications and registrations with, all Governmental Entities to permit the Company or such subsidiary to conduct the business now operated by the Company or its subsidiaries; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses. Neither the Company nor any of its subsidiaries has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to so file in compliance would not, individually or in the aggregate, have a Material Adverse Effect; all such filings were in compliance in all material respects with applicable laws when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions.

(xxi) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state or local statute, law, rule, regulation, ordinance or code or any applicable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries, and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxii) The Company and each of its subsidiaries own or possess adequate rights to use or can acquire on reasonable terms ownership or rights to use all patents, patent applications, patent rights, licenses, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, know-how (including trade secrets and other unpatented and/or unpatenable property or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses) and licenses (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses, except where the failure to own or possess such rights would not, individually or in the aggregate, result in a Material Adverse Effect, and have not received any notice of any claim of infringement or conflict with, any such rights of others or any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, except where such infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

(xxiii) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required to be described in the Registration Statement and the Prospectus by the 1933 Act or the 1933 Act Regulations which has not been so described.

(xxiv) Neither the Company nor any of its subsidiaries is or, after giving effect to the offering and sale of the Shares, and after receipt of payment for the Shares and the application of the net proceeds as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, will be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxv) Each of the Company’s subsidiaries that is required to be in compliance with, or registered, licensed or qualified pursuant to, the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules and regulations promulgated thereunder is in compliance with, or registered, licensed or qualified pursuant to, such laws, rules and regulations (and such registration, license or qualification is in full force and effect), to the extent applicable, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or where the failure to be so registered, licensed, qualified or in compliance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; or (ii) that is required to be registered, licensed or qualified as a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable, is so registered, licensed or qualified in each jurisdiction where the conduct of its business requires such registration, license or qualification (and such registration, license or qualification is in full force and effect), and is in compliance with all applicable laws requiring any such registration, licensing or qualification, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or where the failure to be so registered, licensed, qualified or in compliance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xxvi) The offering and sale of the Shares will not result in a violation by the Company or any of its subsidiaries of their respective obligations under the Advisers Act and the rules and regulations promulgated thereunder; to the extent the consummation of the sale and offering of the Shares constitutes an “assignment” within the meaning of such term under the Advisers Act of any of the management or investment advisory contracts to which the Company or any of its subsidiaries is a party, the Company and its subsidiaries have obtained such client consents as are necessary to ensure that such management or investment advisory contracts remain in force and that the Company and its subsidiaries remain in compliance with the Advisers Act and the rules and regulations promulgated thereunder; nor will consummation of such transaction adversely affect in any material respect the ability of the Company and its subsidiaries to conduct their respective businesses in compliance with applicable law as described in the Registration Statement, the General Disclosure Package and the Prospectus, including, but not limited to, providing investment advisory services to clients and funds, whether or not such funds are registered under the Investment Company Act.

(xxvii) Neither the Company nor any of its subsidiaries, nor any affiliates of the Company or its subsidiaries, has taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(xxviii) Neither the Company, its subsidiaries and, to the knowledge of the Company, their respective directors, officers, employees and agents and other persons associated with or acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds of the Company or any of its subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds of the Company or any of its subsidiaries, (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, (E) violated or is in violation of the USA Patriot Act and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency implementing the provisions of the USA Patriot Act; or (F) materially violated applicable privacy of customer information requirements contained in any federal or state privacy act laws and regulations.

(xxix) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and each of its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act), that complies with the requirements of the 1934 Act, as applicable to them; the Company’s internal control over financial reporting is effective; and since the end of the Company’s most recent audited fiscal year, there has been (X) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (Y) no change in the Company’s internal control over financial reporting that has materially affected adversely, or is reasonably likely to materially affect adversely, the Company’s internal control over financial reporting.

(xxx) The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the 1934 Act) that comply with the requirements of the 1934 Act that are applicable to an issuer that has a class of securities registered under Section 12 of the 1934 Act.

(xxxi) None of the Company, the Bank or any of their subsidiaries is in violation of any order or directive from the FRB, the North Carolina Commissioner, the FDIC, the Commission or any regulatory authority to make any material change in the method of conducting its respective businesses; the Company, the Bank and their subsidiaries, have conducted and are conducting their business so as to comply in all material respects with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the FRB, the North Carolina Commissioner, the FDIC and the Commission). Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter, or is subject to any directive by, or has been a recipient of any supervisory letter from any Regulatory Agency (as defined below) that currently relates to or materially restricts in any respect the conduct of their business or that in any manner relates to capital adequacy, credit policies or management nor at the request or direction of any Regulatory Agency has the Company or any of its subsidiaries adopted any board resolutions which are reasonably likely to have a Material Adverse Effect (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement or any such Regulatory Agreement is pending or threatened. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries are each in compliance with any Regulatory Agreements, and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, currently results in or would reasonably be expected to result in a Material Adverse Effect. As used herein, the term “Regulatory Agency” means any Governmental Entity having supervisory or regulatory authority with respect to the Company or any of its subsidiaries, including, but not limited to, any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits.

(xxxii) Any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance with ERISA, except where the failure to be in compliance with ERISA would not result in a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). None of the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or approval letter from the Internal Revenue Service regarding its qualification under such section and, to the knowledge of the Company, its subsidiaries and its ERISA affiliates, nothing has occurred whether by action or failure to act, which would cause the loss of such qualification.

(xxxiii) The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the business in which they are engaged and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Neither the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(xxxiv) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company, or the Underwriters, for a brokerage commission, finder’s fee or other like payment in connection with the sale of the Shares.

(xxxv) The Company and its consolidated subsidiaries and its other subsidiaries have (i) filed all required federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and all such tax returns are true, complete and correct in all material respects and (ii) have paid all taxes required to be paid by any of them except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the applicable Financial Statements referred to in Section 1(a)(iv) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries or any of its other subsidiaries has not been finally determined to the extent required under GAAP.

(xxxvi) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, which, in any case, would reasonably be expected to result in a Material Adverse Effect.

(xxxvii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, money laundering statutes applicable to the Company and its subsidiaries, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or threatened.

(xxxviii) The Company has not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Shares, will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Shares other than the Registration Statement, any preliminary prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act or the 1933 Act Regulations and approved by the Representative.

(xxxix) No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the General Disclosure Package, the Prospectus and any Issuer-Represented Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xl) Each of the Company’s executive officers and directors, certain Selling Shareholders and Directed Share Purchasers, in each case as listed on Schedule V hereto, has executed and delivered a lock-up agreement substantially in the form of Exhibit A.

(xli) Neither the Company nor any of its subsidiaries has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-(4)(b)(1).

(xlii) Each of the Company and its subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements, pledged to secure deposits or derivative contracts or held in any fiduciary or agency capacity) free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or any of its subsidiaries and except for such defects in title or liens, claims, charges, options, encumbrances, mortgages, pledges or security interests or other restrictions of any kind that would not, individually or in the aggregate, result in a Material Adverse Effect. Such securities are valued on the books of the Company and its subsidiaries in accordance with GAAP.

(xliii) Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options and restricted stock units) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its subsidiaries or for the account of a customer of the Company or one of its subsidiaries, were entered into in the ordinary course of business and in accordance with prudent business practice and applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time. The Company and each of its subsidiaries have duly performed all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder, except for such breaches, violations, defaults, allegations or assertions that, individually or in the aggregate, would not result in a Material Adverse Effect.

(xliv) All of the information, as may have been updated or amended, provided to the Representative or to counsel for the Underwriters by the Company, its officers and directors and, to the Company’s knowledge, the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 and FINRA Rule 5121 is true, complete and correct.

(xlv) The Shares have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on Nasdaq Global Market, and the Company has taken no action designed to, or likely to have the effect of delisting the Shares from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq Global Market is contemplating terminating such registration or listing.

(xlvi) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes. For purposes of this subsection, “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

(xlvii) Neither the Company nor any director, officer, agent, employee or affiliate of the Company is (a) currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); (b) located, organized or resident in a country or territory that is the subject of such sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria); and (c) the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or engage in dealings or transactions with any person, or in any country, or territory, subject to any U.S. sanctions administered by OFAC.

(xlviii) Except as described in the General Disclosure Package or the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations

(including contingent obligations), or any other relationships with unconsolidated entities or other persons, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(lix) To the knowledge of the Company, after inquiry of its officers and directors, there are no affiliations with any FINRA member firm among the Company’s officers, directors, or to shareholders beneficially owing more than 5% of the equity securities of the Company, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, or as otherwise disclosed in writing to the Underwriters.

(l) The Company has no debt securities to which a rating is accorded by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the 1934 Act.

(li) The Company (a) has not engaged in any Testing-the-Waters Communications other than the distribution of the Written Testing-the-Waters Communications listed on Schedule II hereto and (b) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications.

(lii) No consent, approval, authorization, order, registration or qualification of or with any Governmental Entity, other than such as have been obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered; the Company has not offered, or caused the Representative to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (a) any client of the Company to alter the client’s level or type of business with the Company or (b) a trade journalist or publication to write or publish favorable information about the Company or its products; the Company has identified the Directed Share Purchasers and instructed the Underwriters to sell Shares to such Directed Share Purchasers solely for the benefit of the Company and its subsidiaries.

(liv) The audiovisual presentation made available to the public by the Company at [http://www.netroadshow.com/[address] is a “bona fide electronic roadshow” for purposes of Rule 433(d)(8)(ii) of the 1933 Act, and such presentation, together with the Prospectus, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from such presentation or the Prospectus made in reliance upon and in strict conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use therein.

(b) The Bank represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof, as of the Closing Time referred to in Section 4(a) hereof, and as of each Date of Delivery (if any) referred to in Section 2 hereof, and agrees with each Underwriter, as follows:

(i) The Bank has been duly chartered and is validly existing as a North Carolina-chartered commercial bank in good standing under the laws of the jurisdiction of its organization, with the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Bank is the only depository institution subsidiary of the Company and the Bank is a member in good standing of the Federal Home Loan Bank System. The Bank is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. The activities of the Bank are permitted under the laws and regulations of its jurisdiction of organization and the deposit accounts in the Bank are insured up to the applicable limits by the FDIC and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company and the Bank, threatened against the Bank.

(ii) Neither the Bank nor any of its subsidiaries is in violation of its articles of incorporation or other organizational documents (as applicable) or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or to which any of the property or assets of the Bank or any subsidiary is subject except for such defaults that would not result in a Material Adverse Effect.

(iii) This Agreement has been duly authorized, executed and delivered by the Bank and, when duly executed by the Representative, will constitute the valid and binding agreement of the Bank enforceable against the Bank in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws.

(iv) The execution, delivery and performance of this Agreement by the Bank and the compliance by the Bank with all of the provisions of this Agreement and the consummation of the transactions herein contemplated have been duly authorized by all necessary corporate action and do not and will not whether with or without the giving of notice or passage or time or both conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in a Repayment Event under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Bank or any of its subsidiaries is a party or by which the Bank or any of its subsidiaries is bound or to which any of the property or assets of the Bank or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the articles of incorporation or bylaws of the Bank or any statute or any order, rule or regulation of any Governmental Entity having jurisdiction over the Bank or any of its subsidiaries or any of their properties, except for those conflicts, breaches, violations, defaults or Repayment Events that would not result in a Material Adverse Effect.

(v) The Bank is not and, after giving effect to the consummation of the transactions contemplated herein, will not be an “investment company,” as such term is defined in the Investment Company Act.

(vi) At September 30, 2013, the Bank met or exceeded the standards to be considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action.

(c) Each Selling Shareholder severally represents and warrants to each of the Underwriters as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof, as of the Closing Time referred to in Section 4(a) hereof, and as of each Date of Delivery (if any) referred to in Section 2 hereof, and agrees with each Underwriter, as follows:

(i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement and the Custody Agreement and Power of Attorney and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, have been obtained; and such Selling Shareholder has full right, power and authority to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder.

(ii) This Agreement and the Custody Agreement and Power of Attorney have each been duly authorized, executed and delivered by such Selling Shareholder (or its Attorney-in-Fact, as such term is hereinafter defined) to the Representative; and the Custody Agreement and Power of Attorney constitutes the legal, valid and binding obligation of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms. Under such Power of Attorney and Custody Agreement, respectively, Douglas H. Bowers is appointed as attorney-in-fact (“Attorney-in-Fact”) and Computershare Inc. is appointed as custodian “Custodian”; the Custodian is authorized to deliver the Shares to be sold by the Selling Shareholder hereunder and to accept payment therefor; and the Attorney-in-Fact is authorized to execute and deliver this Agreement, the Custody Agreement and the Certificate referred to in Section 7(l) on behalf of such Selling Shareholders; to sell, assign and transfer to the Underwriters the Shares to be sold by such Selling Shareholder hereunder, to determine the Purchase Price (as hereinafter defined) to be paid by the Underwriters to such Selling Shareholder, as provided in Section 2(a) hereof, to authorize the delivery of the Shares to be sold by such Selling Shareholder hereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement.

(iii) Such Selling Shareholder, if not an individual, has been duly incorporated (or organized) and is validly existing as a corporation (or other organization including, but not limited to, a limited liability company or limited partnership) in good standing under the laws of its jurisdiction (or organization).

(iv) The sale of the Shares to be sold by such Selling Shareholder hereunder , the execution of this Agreement and the Custody Agreement and Power of Attorney by such Selling Shareholder and the compliance by such Selling Shareholder with all of the provisions of this Agreement and the Custody Agreement and Power of Attorney and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in a Repayment Event (as defined in Section 1(a)(xv) except that references to Company or subsidiary therein shall for purposes of this subsection refer to instead the Selling Shareholder) under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the certificate or articles of incorporation or bylaws (or other organizational documents) of such Selling Shareholder, if such Selling Shareholder is not an individual, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares to be sold by such Selling Shareholder hereunder or the consummation by such Selling Shareholder of the transactions contemplated by this Agreement and the Custody Agreement and Power of Attorney, except the registration under the Securities Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

(v) Such Selling Shareholder has, and immediately prior to the Closing Time and each Date of Delivery will have, good and valid title to the Shares (or security entitlement thereto) to be sold by such Selling Shareholder hereunder on such date free and clear of all security interests, mortgages, pledges, liens, encumbrances, equities or claims.

(vi) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(vii) There are no legal or governmental proceedings pending to which such Selling Shareholder is a party or of which any property of such Selling Shareholder is the subject which, if determined adversely to such Selling Shareholder, individually or in the aggregate, would prevent or impair the consummation of the transactions contemplated by this Agreement.

(viii) To the extent that any statements or omissions made in the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, the General Disclosure Package and the Prospectus and any amendments or supplements thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder pursuant to Items 7 and 11(m) of Form S-1 expressly for use therein, such Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, the General Disclosure Package and the Prospectus and any amendments or supplements thereto at the time they became effective or were issued and at the Closing Time and, if any Optional Shares are purchased, at each Date of Delivery, do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that it is agreed that the only such information furnished by such Selling Shareholder to the Company consists of

(A) the legal name, address and the number of shares of Common Stock and warrants to purchase shares of Common Stock owned by such Selling Shareholder before and after the offering, and (B) the other information with respect to such Selling Shareholder (excluding percentages) which appear in the table (and corresponding footnotes) under the caption “Principal and Selling Shareholders” (with respect to each Selling Shareholder, the “Selling Shareholder Information”);

(ix) The Shares to be sold by such Selling Shareholder pursuant to this Agreement are certificated securities in registered form or book record entry securities and are not held in any securities account or by or through any securities intermediary within the meaning of the Uniform Commercial Code as in effect in the State of New York (the “UCC”). Certificates or book entry records for all of the Shares to be sold by such Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Shares to the Underwriters pursuant to this Agreement.

(x) Such Selling Shareholder does not have any right to require or has waived such right to require the Company or any of its subsidiaries to register any securities for sale under the 1933 Act by reason of the filing of the Registration Statement with the Commission, the issuance and sale of the Shares to be sold by the Company hereunder or the sale of the Shares to be sold by any other Selling Shareholder hereunder.

(xi) Upon payment of the Purchase Price for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee, and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the UCC, to such Shares), (A) DTC shall be a “protected purchaser,” within the meaning of Section 8-303 of the UCC, of such Shares and will acquire its interest in the Shares (including, without limitation, all rights that such Selling Shareholder had or has the power to transfer in such Shares) free and clear of any adverse claim within the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(xii) Neither such Selling Shareholder nor any of his/her/its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the Bylaws of FINRA), any member firm of FINRA.

(xiii) Each Selling Shareholder represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus,” as defined in Rule 405 (any such “free writing prospectus” of any Selling Shareholder, a “Selling Shareholder Free Writing Prospectus”), and it has not used, referred to, or distributed, and will not use, refer to or distribute, any such Selling Shareholder Free Writing Prospectus. Any Selling Shareholder Free Writing Prospectus consented to by the Representative is hereinafter referred to as a Selling Shareholder Permitted Free Writing Prospectus. Each Selling Shareholder represents that it has treated or agrees that it has complied and will comply with the requirements of Rule 433 applicable to any Selling Shareholder Permitted Free Writing Prospectus of such Selling Shareholder, including timely filing with the Commission where required, legending and record keeping.]

(d) Any certificate signed by (i) an officer of the Company or the Bank or (ii) the Attorney-in-Fact pursuant to the authority granted thereto under and in compliance with the terms of the Power of Attorney on behalf of a Selling Shareholder and delivered to the Representative or to counsel for the Representative in connection with the offering of Shares shall be deemed to be a representation and warranty by the Company and/or the Bank or such Selling Shareholder, as applicable, to the Underwriters as to the matters set forth therein.

2. (a) Subject to the terms and conditions herein set forth, (i) the Company agrees and each Selling Shareholder agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters, agrees severally and not jointly, to purchase from each of the Company and each Selling Shareholder, at a purchase price per share of $        (the “Purchase Price”) , the number of Firm Shares (A) from the Company as set forth in Schedule I hereto and (B) from the Selling Shareholders (to be adjusted by the Underwriters so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by such Selling Shareholder as set forth opposite the name of or such Selling Shareholder in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter from the Company as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company hereunder and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Company agrees and each Selling Shareholder agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Company and each Selling Shareholder, at the Purchase Price, the number of Optional Shares (to be adjusted by the Underwriters so as to eliminate fractional shares) determined by multiplying (x) the product of the number of Optional Shares as to which such election shall have been exercised and the ratio of the aggregate number of Optional Shares to be sold by the Company or such Selling Shareholder as set forth opposite the name of the Company or such Selling Shareholder in Schedule II hereto and the aggregate number of Optional Shares to be sold by the Company and all Selling Shareholders as set forth on Schedule II hereto by (y) the fraction set forth in clause (i) above. The Company and the Selling Shareholders, severally and not jointly, hereby grant to the Underwriters, subject to the terms and conditions herein set forth, the right to purchase at their election up to [—] Optional Shares, at the Purchase Price, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representative to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased, the number of Optional Shares to be purchased by the Underwriter and the date on which such Optional Shares are to be delivered, as determined by the Representative. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. The maximum number of Optional Shares that may be purchased from each of the Company and each Selling Shareholder is set forth in the second column opposite their respective names in Schedule I and Schedule II hereto, respectively.

(b) It is understood that 125,000 Firm Shares initially will be reserved by the Underwriters for offer and sale to the Directed Share Purchasers upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of FINRA. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Purchase Price, the number of Directed Shares set forth opposite the name of such Underwriter in Schedule I. Under no circumstances will the Representative or any Underwriter be liable to the Company or to any Directed Share Purchaser for any action taken or omitted to be taken in good faith in connection with such Directed Share Program. Notwithstanding the foregoing, to the extent that any Directed Shares are not affirmatively reconfirmed for purchase by any Directed Share Purchaser listed on Schedule V hereto on or immediately after the date of this Agreement (the “Unsold Directed Shares”), such Unsold Directed Shares may be offered by the Underwriters to the public as part of the public offering contemplated herein.

(c) Certificates in negotiable or book entry form for the Shares to be sold by the Selling Shareholders hereunder have been placed in custody, for delivery under this Agreement, under the Custody Agreement and Power of Attorneys made with the Custodian. Each Selling Shareholder agrees that the shares represented by the certificates or in book entry form held in custody for the Selling Shareholders under such Custody Agreement and Power of Attorney are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholders for such custody are to that extent irrevocable and that the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Shareholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Shareholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Shares hereunder, certificates for such Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

(d) It is understood that each Underwriter has authorized the Representative, for such Underwriter’s account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Shares and the Optional Shares, if any, which such Underwriter has agreed to purchase. Sandler O’Neill & Partners, L.P., individually and not as Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm

Shares or the Optional Shares, if any, to be purchased by any Underwriter whose funds have not been received by Sandler O’Neill & Partners, L.P. by the relevant Date of Delivery but such payment shall not relieve such Underwriter from its obligations hereunder.

3. Upon the authorization by the Representative of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours prior notice to the Company shall be delivered by or on behalf of the Company and the Custodian to the Representative, through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by the Company in the case of Firm Shares or Optional Shares sold by the Company, and to or on behalf of the Selling Shareholders, pro rata, based on the number of Shares sold by each to them, under instructions from the Custodian, in the case of shares sold by the Selling Shareholders], to the Representative at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 10:00 A.M. (Eastern time) on [—], 2014 (such time and date of payment and delivery being herein called “Closing Time”).

The documents to be delivered at Closing Time by or on behalf of the parties hereto, including the cross receipts for the Shares, will be delivered at the offices of Kilpatrick Townsend & Stockton LLP, 607 14th Street, N.W., Suite 900, Washington, D.C. 20005, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M. (Eastern time) on [—], 2014, or such other time and date as the Representative and the Company and the Selling Shareholders may agree upon in writing.

(b) In addition, in the event that any or all of the Optional Shares are purchased by the Underwriters, payment of the purchase price for such Optional Shares shall be made by wire transfer of Federal (same day) funds as set forth in Section 4(a) above and delivery of certificates for such Optional Shares shall be made at the above mentioned offices of DTC, or at such other place as shall be agreed upon by the Representative and the Company and the Selling Shareholders on each Date of Delivery as specified in the notice from the Representative to the Company.

5. The Company further covenants and agrees with each of the Underwriters as follows:

(a) The Company will prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the 1933 Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the 1933 Act and will make no further amendment or any supplement to the Registration Statement or the Prospectus which shall be reasonably disapproved by the Representative promptly after reasonable notice thereof. The Company will advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the

Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and furnish the Representative with copies thereof and will advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order with respect to the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, any Issuer-Represented Free Writing Prospectus, any Written Testing-the-Waters Communication or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any preliminary prospectus, any Issuer-Represented Free Writing Prospectus, any Written Testing-the-Waters Communication or the Prospectus or for additional information, and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus, any Issuer-Represented Free Writing Prospectus, any Written Testing-the-Waters Communication or Prospectus or suspending any such qualification, promptly use its best efforts to obtain the withdrawal of such order.

(b) The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), or any amendment, supplement or revision to either any preliminary prospectus (including the prospectus included in the Registration Statement at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Representative shall reasonably object.

(c) The Company has furnished or will deliver to the Representative and counsel for the Representative, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Representative will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Promptly from time to time, the Company will take such action as the Representative may reasonably request to qualify the Shares for offering and sale under the securities laws of such states and other jurisdictions as the Representative may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction. In each state or other jurisdiction in which the Shares have been so qualified, the Company will file such statements and reports as may be required by the laws of such state or other jurisdiction to continue such qualification in effect until the completion of the distribution of the Shares. The Company will also supply the Representative with such information as is necessary for the determination of the legality of the Shares for investment under the laws of such jurisdiction as the Representative may reasonably request.

(e) Prior to 10:00 a.m., Eastern Time, on the New York Business Day next succeeding the date of this Agreement and from time to time, the Company will furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Representative may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the 1933 Act, notify the Representative and upon the Representative’s request prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon such Underwriter’s request but at the expense of such Underwriter, prepare and deliver to such Underwriter as many copies as it may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

(f) The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Representative or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 5(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Representative such number of copies of such amendment or supplement as the Representative may reasonably request. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representative and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g) The Company will make generally available to its securityholders as soon as practicable, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the 1933 Act Regulations (including, at the option of the Company, Rule 158).

(h) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, the Company will not directly or indirectly, offer, sell, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the 1934 Act, or otherwise dispose of or transfer, or announce the offering of, or file a registration statement under the 1933 Act in respect of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities, without the Representative’s prior written consent. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder or (B) any shares of common stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and reflected in the Registration Statement, the General Disclosure Package and the Prospectus. If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up agreement executed and delivered under Section 1(a)(xlii) for an executive officer or director of the Company and the Representative provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, upon the Representative’s request, the Company agrees to announce or cause to be announced the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver. Additionally, the Company may file with the Commission registration statements on Form S-8 for any of the plans set forth in paragraph (B) above during the restrictive period set forth in this Section 5(h).

(i) During a period of five years from the effective date of the Registration Statement, the Company will furnish to its shareholders as soon as practicable within 120 days after the end of each fiscal year an annual report (including balance sheets and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable within 45 days after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided that if the Company files an annual report on Form 10-K or quarterly report on Form 10-Q by means of EDGAR, the Company shall be deemed to have furnished such report to its shareholders in compliance with the requirements of this section.

(j) During a period of five years from the effective date of the Registration Statement, the Company will furnish to the Representative copies of all reports or other communications (financial or other) furnished to holders of its common stock, and to deliver to the Representative (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and (ii) such additional information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); provided that if the Company files any such reports or other communications of the type contemplated by clause (i) above with the Commission and such report or materials are or will become available on EDGAR, the Company shall be deemed to have furnished such report or other communications to the Representative in compliance with the requirements of this section.

(k) The Company will use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

(l) If the Company elects to rely on Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 4:00 p.m., Eastern time on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

(m) The Company will use its best efforts to list for quotation and to maintain the listing of the Common Stock (including the Shares) on the Nasdaq Global Market.

(n) Until completion of the distribution of the Shares, the Company will file (i) all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations and (ii) such information on Form 10-K or Form 10-Q as may be required by Rule 463 under the 1933 Act.

(o) Unless it obtains the prior consent of the Representative, the Company has not made and will not make any offer relating to the Shares that would constitute an Issuer-Represented Free Writing Prospectus and has complied and will comply with the requirements of Rule 433 applicable to any Issuer-Represented Free Writing Prospectus, including where and when required timely filing with the Commission, legending and record keeping. The Company represents that it has treated or agrees that it will treat each Shareholder Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Shareholder Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(p) The Company shall comply, and to use its commercially reasonable efforts to cause the Company’s directors and officers, in their capacities as such, to comply, in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act and the rules and regulations thereunder.

(q) The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock or any other reference security, whether to facilitate the sale or resale of the Shares or otherwise, and the Company will, and shall use its commercially reasonable best efforts to cause each of its affiliates to, comply with all applicable provisions of Regulation M with respect to the Shares. If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Representative (or, if later, at the time stated in the notice), the Company will, and shall use its commercially reasonable best efforts to cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

(r) During the Lock-up Period, the Company will enforce all existing agreements between the Company and any of its securityholders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into by the Company’s officers and directors, certain Selling Shareholders and Directed Share Purchasers pursuant to Section 7(i).

(s) Except for the Selling Shareholders to the extent they are exercising the registration rights granted thereto, prior to or concurrent with the date hereof, the Company shall have obtained waivers from any securityholders thereof with regard to any registration rights granted thereto by the Company or any subsidiary which are exercisable in connection with the offering of the Shares.

(t) The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the 1933 Act and (b) 15 days following completion of the restricted period referred to in Section 5(h) hereof as such period may be extended as described in Section 5(h).

(u) If at any time following the distribution of any Written Testing-the-Waters Communication, there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication would include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and, if not already superseded by a later filed Registration Statement, will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(v) The Company will comply, and will furnish such information as may be required and otherwise cooperate with the Underwriters to enable the Underwriters to comply, with all applicable securities and other applicable laws, rules and regulations, including without limitation, the rules and regulations of Nasdaq and the FINRA, in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

6. (a) The Company covenants and agrees with the Representative that the Company will pay or cause to be paid the following, whether or not the transactions contemplated herein are completed: (i) the reasonable out-of-pocket expenses incurred by the Representative in connection with its engagement, including without limitation, legal fees and expenses, marketing, syndication and travel expenses; provided, however that such expenses shall not exceed $100,000 without the Company’s prior consent, not to be unreasonably withheld; provided, however, that such reimbursable expenses shall in no event exceed $300,000; (ii) the cost of obtaining all securities and bank regulatory approvals, including any required FINRA fees, including the filing fees incident thereto; (iii) all fees and disbursements of the Company’s counsel and accountants in connection with the registration of the Shares under the 1933 Act and all other expenses in connection with the preparation, printing and filing of amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities as provided in Section 5(d) hereof, including the fees and disbursements of counsel for the Representative in connection with such qualification and in connection with the Blue Sky survey; (v) all fees and expenses in connection with listing the Shares on Nasdaq; (vi) the cost of printing or producing any agreement among Underwriters, this Agreement, the Blue Sky survey, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (vii) the cost of preparing stock certificates; (x) the cost and charges of any transfer agent or registrar; (xi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show with the consent of the Company; (xii) any stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; (xiii) the fees and expenses of the Custodian and the Attorney-in-Fact and expenses associated with communications with and collection of documents from Selling Shareholders; and (xiv) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

(b) Each Selling Shareholder, severally and not jointly, will pay all expenses incident to the performance of its respective obligations under, and the consummation of its transactions contemplated by this, Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of such Selling Shareholder’s Shares to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) its pro rata portion of the fees and disbursements of the Selling Shareholders’ counsel as well as the fees and disbursements of any individual counsel, accountants and other advisors retained by such Selling Shareholder.

(c) The provisions of this Section 6 shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses including, to the extent applicable to a particular Selling Shareholder, the provisions of those certain Registration Rights Agreements entered into in March 2010 and September 2012 with certain Selling Shareholders and the Company.

7. The obligations of the Underwriters hereunder to purchase and pay for the Shares as provided herein on the Closing Time and, with respect to the Optional Shares, each additional Date of Delivery, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholders herein are, at and as of such Closing Time and, with respect to the Optional Shares, at and as of each Date of Delivery, true and correct, the condition that the Company and each of the Selling Shareholders shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Act Regulations and in accordance with Section 5(a) hereof (or a post-effective amendment shall have been filed and declared effective in accordance with the requirements of Rule 430A), if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 4:00 p.m., Eastern Time, on the date of this Agreement, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission shall have been complied with to the Representative’s reasonable satisfaction, and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b) At the Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Kilpatrick Townsend & Stockton LLP, counsel for the Company, in form and substance satisfactory to counsel for the Representative, to the effect set forth in Exhibit D hereto. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(c) At the Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of [—], special counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the Representative, to the effect set forth in Exhibit E hereto.

(d) At the Closing Time, the Representative shall have received the opinion, dated as of Closing Time, of Silver, Freedman, Taff & Tiernan LLP, counsel for the Underwriters. The opinion shall address the matters as the Representative may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(e) On the date of this Agreement, at the Closing Time and at each Date of Delivery, Grant Thornton LLP shall have furnished to the Representative a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants “comfort letters” to underwriters with respect to the financial statements of the Company and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus, provided that the letter delivered as of the Closing Time or the additional Date of Delivery shall use a “cut-off” date no more than three business days prior to such Closing Time or additional Date of Delivery, as applicable.

(f) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental or regulatory action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, capital adequacy for regulatory purposes, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, or their business affairs, business prospects or regulatory affairs, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Closing Time and, with respect to the Optional Shares, each additional Date of Delivery on the terms and in the manner contemplated in the Prospectus.

(g) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, including without limitation, as a result of terrorist activities occurring after the date hereof, if the effect of any such event specified in clause (iv) or (v), in the reasonable judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Closing Time and, with respect to the Optional Shares, each additional Date of Delivery on the terms and in the manner contemplated in the Prospectus.

(h) The Shares have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on The NASDAQ Global Market.

(i) The Company has obtained and delivered to the Underwriters on or before the date of this Agreement executed copies of an agreement from each officer and director,

certain Selling Shareholders and Directed Share Purchasers, in each case as listed on Schedule V hereto of the Company, substantially in the form of Exhibit A.

(j) The Representative shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time and, with respect to the Optional Shares, each additional Date of Delivery, to the effect that, (i) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though made at and as of Closing Time and, with respect to the Optional Shares, each additional Date of Delivery, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time and, with respect to the Optional Shares, each additional Date of Delivery, and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are to their knowledge contemplated by the Commission.

(k) The Representative shall have received a certificate from the President or a Vice President of the Bank and of the chief financial or chief accounting officer of the Bank, dated as of the Closing Time and, with respect to the Optional Shares, each additional Date of Delivery, to the effect that the representations and warranties in Section 1(b) are true and correct with the same force and effect as though made at and as of Closing Time and, with respect to the Optional Shares, each additional Date of Delivery.

(l) The Representative shall have received a certificate from the Attorney-in-Fact on behalf of each Selling Shareholder, dated as of Closing Time, and with respect to the Optional Shares, each additional Date of Delivery, to the effect that (i) the representations and warranties of each Selling Shareholder contained in Section 1(c) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time, and with respect to the Optional Shares, each additional Date of Delivery, and (ii) each Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time, and with respect to the Optional Shares, each additional Date of Delivery.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled or shall not have been waived by such time, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Time. If the sale of the Shares provided for herein is not consummated because any condition set forth in this Section 7 is not satisfied, or because of any termination pursuant to Section 11(a) hereof, or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will reimburse the Underwriters through the Representative upon demand for all documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriters in connection with the proposed offering of the Shares. In addition, such termination shall be subject to Section 6 hereof, and Sections 1, 8 and 10 hereof shall survive any such termination and remain in full force and effect.

8. (a) The Company and the Bank, jointly and severally, will indemnify and hold harmless each Underwriter, each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and their respective partners, directors, officers, employees and agents against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any breach or violation by the Company of Section 5(o) hereof or (ii) an untrue statement or alleged untrue statement of a material fact contained in any Issuer-Represented Free Writing Prospectus, any Written Testing-the-Waters Communications, any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriters for any legal or other expenses reasonably incurred by the Underwriters in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Bank shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Issuer-Represented Free Writing Prospectus, any Written Testing-the-Waters Communications, any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representative expressly for use therein, provided that the Company, the Bank and the Underwriters hereby acknowledge and agree that the only information that the Underwriters have furnished to the Company consists solely of the information described as such in subsection (c) below. To the extent required by law, the indemnification provided for in this subsection (a) shall be subject to and limited with respect to the Bank to the extent necessary if (a) a Governmental Entity having jurisdiction over the Bank by written communication addressed to the Bank or its board of directors, including in connection with any examination of the Bank, informs the Bank or its board of directors that such Governmental Entity has determined that such indemnification violates Sections 23A or 23B of the Federal Reserve Act, as amended or another law, rule, regulation or policy applicable to the Bank or the Company, (b) a Governmental Entity notifies the Bank that the indemnification would result in an adverse impact on the Bank’s examination ratings, (c) such indemnification would give rise to civil money penalties or other sanctions, or (d) the Bank determines, upon the written advice of counsel, that the payment of any indemnification hereunder by the Bank would violate any law, rule, regulation or policy applicable to the Bank or the Company. The Company and the Bank agree to notify the Representative immediately upon receipt of such written advisement or notice. The Underwriters agree to cooperate with the Company in implementing any modification required by the foregoing.

(b) Each Selling Shareholder, severally and not jointly, will indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and their respective partners, directors, officers, employees and agents against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained therein or omission or alleged omission of a material fact therefrom required to be stated therein or necessary to make the statements therein not misleading in any preliminary prospectus, the Registration Statement, the General Disclosure Package, any Selling Shareholder Free Writing Prospectus, the

Prospectus or any amendment or supplement thereto in reliance upon and in conformity with its Selling Shareholder Information and will reimburse the Underwriters for any legal or other expenses reasonably incurred by the Underwriters in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Selling Shareholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, the Registration Statement, the General Disclosure Package, any Selling Shareholder Free Writing Prospectus, the Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representative expressly for use therein, provided that the Selling Shareholders and the Underwriters hereby acknowledge and agree that the only information that the Underwriters have furnished to the Company consists solely of the information described as such in subsection (c) below; and, provided further, that each of the Selling Shareholders shall not be liable under this Section 8(b) for any amount greater than the product of (i) the number of Shares purchased by the Underwriters from such Selling Shareholder under Section 2 hereof, times (ii) the per Share proceeds (net of any underwriting discounts and commissions before expenses) (the “Selling Shareholder Proceeds”) to the Selling Shareholders as set forth on the cover page of the Prospectus.

(c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers, directors and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any losses, claims, damages or liabilities to which the Company or any Selling Shareholder may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Issuer-Represented Free Writing Prospectus, any Written Testing-the-Waters Communications, any preliminary prospectus, the Registration Statement, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein (provided, however, that the Company, the Selling Shareholders and the Underwriters hereby acknowledge and agree that the only information that the Underwriters have furnished to the Company and the Selling Shareholders consists solely of the following: the share allocation, concession and reallowance figures appearing in the Prospectus in the section entitled “Underwriting”) and will reimburse the Company and the Selling Shareholders for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection, unless the indemnifying party has been prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party which consent shall not be unreasonably withheld, be counsel to the indemnifying party), provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to its and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceedings effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8(d), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request (other than those fees and expenses that are being contested in good faith) prior to the date of such settlement. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Bank, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission and no Selling Shareholder shall be required to contribute any amount in excess of the amount by which the Selling Shareholder Proceeds to such Selling Shareholder exceeds the amount of any damages which such Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each officer and employee of an Underwriter and each person, if any, who controls such Underwriter within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Company, and each person, if any, who controls a Selling Shareholder within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the involved Selling Shareholder. Notwithstanding the foregoing, the contribution obligation of the Bank in this paragraph shall be limited with respect to the Bank to the extent necessary if (a) a Governmental Entity having jurisdiction over the Bank by written communication addressed to the Bank or its board of directors, including in connection with any examination of the Bank, informs the Bank or its board of directors that such Governmental Entity has determined that such contribution violates Sections 23A or 23B of the Federal Reserve Act, as amended, or another law, rule, regulation or policy applicable to the Bank or the Company, (b) a Governmental Entity notifies the Bank that any contribution would result in an adverse impact on the Bank’s examination ratings, (c) such contribution would give rise to civil money penalties or other sanctions, or (d) the Bank determines, upon the written advice of counsel, that any contribution made by the Bank hereunder would violate any law, rule, regulation or policy applicable to the Bank or the Company.

(f) In connection with the offer and sale of Directed Shares, the Company agrees promptly upon written notice, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of (i) the violation of any applicable laws or regulations of any foreign jurisdictions where Directed Shares have been offered or (ii) the failure of any Directed Share Purchaser, who has agreed to purchase Directed Shares, to pay for and accept delivery of the Directed Shares. Under no circumstances will the Representative or any Underwriter be liable to the Company or to any Directed Share Purchaser for any action taken or omitted to be taken in connection with the Directed Shares or any transaction effected with any Directed Share Purchaser, except to the extent found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of the Representative or such Underwriter, as the case may be.

(g) The obligations of the Company, and the Bank and the Selling Shareholders under this Section 8 shall be in addition to any liability which the Company, and the Bank and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the 1933 Act) any Underwriter, or any of the respective partners, directors, officers and employees of any Underwriter or any such controlling person.

(h) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Date of Delivery, the Representative may in its discretion arrange for it or another party or other parties reasonably satisfactory to the Company and the Selling Shareholders to purchase such Shares on the terms contained herein. If within 36 hours after such default by any Underwriter, the Representative does not arrange for the purchase of such Shares, then the Company and the Selling Shareholders shall be entitled to a further period of 36 hours within which to procure another party or other parties reasonably satisfactory to the Representative to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representative notifies the Company and the Selling Shareholders that it has so arranged for the purchase of such Shares, or the Company and the Selling Shareholders notifies the Representative that it has so arranged for the purchase of such Shares, the Representative or the Company and the Selling Shareholders shall have the right to postpone such Date of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the General Disclosure Package or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which the Representative may determine to be made necessary thereby. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative, the Company and the Selling Shareholders as provided in Section 9(a) above, the aggregate number of such Shares which remains unpurchased does not exceed one tenth of the aggregate number of all the Shares to be purchased at such Date of Delivery, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Date of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative, the Company and the Selling Shareholders as provided in Section 9(a) above, the aggregate number of such Shares which remains unpurchased exceeds one tenth of the aggregate number of all the Shares to be purchased at such Date of Delivery, or if the Company and the Selling Shareholders shall not exercise the right described in Section 9(b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except for the expenses to be borne by the Company and the Selling Shareholders as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. The respective indemnities, agreements, representations, warranties and other statements of the Company , the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Company, or any officer or director or controlling person of the Company or any Selling Shareholder, and shall survive delivery of and payment for the Shares.

11. (a) The Representative may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time on or prior to the Closing Time if, since the time of execution of this Agreement or, in the case of (i) below, since the date of the most recent balance sheets included in the Financial Statements, there has occurred, (i) any Material Adverse Effect, (ii) a suspension or material limitation in trading in the Company’s securities on Nasdaq, (iii) a general moratorium on commercial banking activities declared by either Federal, New York or North Carolina authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, including without limitation, as a result of terrorist activities occurring after the date hereof, if the effect of any such event specified in clause (iv) or (v), in the reasonable judgment of the Representative make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Closing Time and, with respect to the Optional Shares, each additional Date of Delivery on the terms and in the manner contemplated in the Prospectus.

(b) If this Agreement is terminated pursuant to this Section 11 hereof, such termination shall be without liability of any party to any other party except as provided in Section 6 hereof and provided further that Sections 1, 8 and 10 hereof shall survive such termination and remain in full force and effect.

12. In all dealings hereunder, the Representative shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.

13. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Representative shall be delivered or sent by mail, telex or facsimile transmission to the Representative at Sandler O’Neill & Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: General Counsel, with a copy to Silver, Freedman, Taff & Tiernan, LLP, 3299 K Street, N.W., Suite 100, Washington, D.C. 20007, Attention: Philip R. Bevan; if to the Company shall be delivered or sent by mail or facsimile to Square 1 Financial, Inc., 406 Blackwell Street, Suite 240, Durham, North Carolina 27701 Attention: Leah Webb, with copies to Kilpatrick Townsend & Stockton, 607 14th Street, N.W., Suite 900, Washington, D.C. 20005, Attention: Christina M. Gattuso; and if to the Selling Shareholders shall be delivered or sent by mail or facsimile to Kilpatrick Townsend & Stockton, 607 14th Street, N.W., Suite 900, Washington, D.C. 20005, Attention: Christina M. Gattuso. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Selling Shareholders and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, the Underwriters or any of the Selling Shareholders, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company and each of the Selling Shareholders acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, and the Company and each of the Selling Shareholders are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement, (ii) in connection with the offering contemplated hereby and the process leading to such transaction the Underwriters are and have been acting solely as principals and are not the agents or fiduciaries of the Company, its subsidiaries, any Selling Shareholder or the Company’s shareholders, creditors, employees or any other third party, (iii) the Underwriters have not assumed nor will assume an advisory or fiduciary responsibility in favor of the Company or its subsidiaries or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company or its subsidiaries or any such Selling Shareholder on any other matters) and the Underwriters have no obligation to the Company or its subsidiaries or any Selling Shareholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or its subsidiaries or any Selling Shareholder and the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship, (v) the Company and its subsidiaries and each Selling Shareholder waive, to the fullest extent permitted by law, any claims the Company or any Selling Shareholder may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company or its subsidiaries or any Selling Shareholder in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company, or any Selling Shareholder and (vi) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company and the Bank and each Selling Shareholder consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

17. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SAID STATE OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, AND EACH SELLING SHAREHOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF

ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, AND EACH SELLING SHAREHOLDER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

19. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

20. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

21. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Bank, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.

[Signatures on Next Page]

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Selling Shareholders, the Bank and the Company.

Very truly yours,

SQUARE 1 FINANCIAL, INC.

By:

Name:
Title:

SQUARE 1 BANK

By:

Name:
Title:

SELLING SHAREHOLDERS

By:

Name: Douglas H. Bowers

Title: Attorney-in-fact

Accepted as of the date hereof:

SANDLER O’NEILL & PARTNERS, L.P.

as Representative of the several Underwriters

By:	Sandler O’Neill & Partners Corp., the sole general partner

By:
Name: Title: